      As filed with the Securities and Exchange Commission on March 4, 2003
                                                     Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         SECURE COMPUTING CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE                                52-1637226
             (State or Other                          (I.R.S. Employer
             Jurisdiction of                         Identification No.)
            Incorporation or
              Organization)

                                4810 Harwood Road
                               San Jose, CA 95124
                    (Address of Principal Executive Offices)

    SECURE COMPUTING CORPORATION AMENDED AND RESTATED 1995 OMNIBUS STOCK PLAN
            SECURE COMPUTING CORPORATION EMPLOYEE STOCK PURCHASE PLAN
               SECURE COMPUTING CORPORATION 2002 STOCK OPTION PLAN
                           (Full Titles of the Plans)

                                  John McNulty
                             Chief Executive Officer
                          Secure Computing Corporation
                                4810 Harwood Road
                               San Jose, CA 95124
                     (Name and Address of Agent For Service)
                                 (408) 979-6100
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                                  KYLE V. GUSE
                       HELLER EHRMAN WHITE & MCAULIFFE LLP
                              275 MIDDLEFIELD ROAD
                          MENLO PARK, CALIFORNIA 94025
                            Telephone: (650) 324-7000
                            Facsimile: (650) 324-0638

                         CALCULATION OF REGISTRATION FEE

  ====================================================================================================================
                                                 Amount         Proposed Maximum     Proposed Maximum    Amount of
            Title of Each Class of               to be           Offering Price         Aggregate      Registration
         Securities to be Registered         Registered (1)        Per Share          Offering Price        Fee
  --------------------------------------------------------------------------------------------------------------------
  Common Stock (par value $0.01 per share)    3,614,399             $4.61(2)         $16,662,379.39     $1,347.99
  to be issued upon exercise of options
  previously granted under the Registrant's
  Amended and Restated 1995 Omnibus Stock
  Plan
  --------------------------------------------------------------------------------------------------------------------
  Common Stock (par value $0.01 per share)      135,601             $4.61(2)            $625,120.61        $50.57
  reserved for issuance under the
  Registrant's Amended and Restated 1995
  Omnibus Stock Plan
  --------------------------------------------------------------------------------------------------------------------
  Common Stock (par value $0.01 per share)      504,641             $5.03(3)          $2,538,344.23       $205.35
  to be issued under the Registrant's
  Employee Stock Purchase Plan
  --------------------------------------------------------------------------------------------------------------------
  Common Stock (par value $0.01 per share)      495,359             $4.61(2)          $2,283,604.99       $184.74
  reserved for issuance under the
  Registrant's Employee Stock Purchase Plan
  --------------------------------------------------------------------------------------------------------------------
  Common Stock (par value $0.01 per share)      582,400             $3.37(4)          $1,962,688.00       $158.78
  to be issued upon exercise of options
  previously granted under the Registrant's
  2002 Stock Option Plan
  --------------------------------------------------------------------------------------------------------------------
  Common Stock (par value $0.01 per share)      417,600             $4.61(2)          $1,925,136.00       $155.74
  reserved for issuance under the
  Registrant's 2002 Stock Option Plan
  ====================================================================================================================
  Total Common Stock                          5,750,000           $________          $25,997,273.22     $2,103.18
  ====================================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, Common Stock offered hereby shall also be deemed to cover additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. This Registration Statement on Form S-8 relates to (i) an additional 3,750,000 shares of the Registrant's Common Stock to be offered pursuant to the Registrant's Amended and Restated 1995 Omnibus Stock Plan, for which 7,744,131 shares of the Registrant's Common Stock have previously been registered pursuant to the Registrant's Registration Statement Nos. 33-80065, 333-11451, 333-28929 and 333-71913, (ii) an additional 1,000,000 shares of the Registrant's Common Stock to be offered pursuant to the Registrant's Employee Stock Purchase Plan, for which 700,000 shares of the Registrant's Common Stock have previously been registered pursuant to the Registrant's Registration Statement Nos. 333-06563, 333-28927 and 333-80963 and
(iii) 1,000,000 shares of the Registrant's Common Stock to be offered pursuant to the Registrant's 2002 Stock Option Plan, for which no shares of the Registrant's Common Stock have previously been registered. The 5,750,000 shares of the Registrant's Common Stock registered under this Registration Statement are referred to collectively as the "Shares."

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market on February 25, 2003.

(3) The Proposed Maximum Offering Price Per Share with respect to such shares was calculated pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, by reference to the exercise price of such options. The weighted average exercise price of such Shares subject to outstanding options under the Registrant's Employee Stock Purchase Plan is $5.03.

(4) The Proposed Maximum Offering Price Per Share with respect to such shares was calculated pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, by reference to the exercise price of such options. The weighted average exercise price of such Shares subject to outstanding options under the Registrant's 2002 Stock Option Plan is $3.37.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002; Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002; the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002; and the Registrant's Current Report on Form 8-K filed with the Commission on March 11, 2002; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 27, 1995 under the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the issuance of the Registrant's Common Stock will be passed upon by Heller Ehrman White & McAuliffe LLP, Menlo Park, California.

Item 6.  Indemnification of Directors and Officers

         The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Registrant will indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Registrant, among other things to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Registrant believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

          5.1     Opinion of Heller Ehrman White & McAuliffe LLP

         23.1     Consent of Ernst & Young LLP, Independent Auditors

         23.2 Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)

         24.1     Power of Attorney (page II-5)

         99.1 Secure Computing Corporation Amended and Restated 1995 Omnibus Stock Plan*

         99.2     Secure Computing Corporation Employee Stock Purchase Plan**

         99.3     Secure Computing Corporation 2002 Stock Option Plan

         * Incorporated by reference to the registration statement on Form S-8 filed by Secure Computing Corporation on February 5, 1999.

         ** Incorporated by reference to the registration statement on Form S-8 filed by Secure Computing Corporation on June 17, 1999.

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act, as amended, that are incorporated by reference in this Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, this 4th day of March, 2003.

                              SECURE COMPUTING CORPORATION

                              By: /s/ John McNulty
                                  -----------------------
                                  John McNulty
                                  Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints John McNulty his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                Signature                                       Title                                  Date
                ---------                                       -----                                  ----

/s/ John McNulty                            Chief Executive Officer                                March 4, 2003
-------------------------------------       (Principal Executive Officer)
John McNulty                                and Chairman of the Board of Directors

/s/ Timothy McGurran                        President and Chief Operating Officer                  March 4, 2003
------------------------------------
Timothy McGurran

/s/ Timothy J. Steinkopf                    Senior Vice President and Chief Financial              March 4, 2003
------------------------------------        Officer (Principal Financial and Accounting
Timothy J. Steinkopf                        Officer)

/s/ Robert J. Frankenberg                   Director                                               March 4, 2003
-------------------------------------
Robert J. Frankenberg

/s/ James F. Jordan                         Director                                               March 4, 2003
-------------------------------------
James F. Jordan

/s/ Stephen M. Puricelli                    Director                                               March 4, 2003
-------------------------------------
Stephen M. Puricelli

/s/ Eric P. Rundquist                       Director                                               March 4, 2003
-------------------------------------
Eric P. Rundquist

/s/ Alexander Zakupowsky, Jr.               Director                                               March 4, 2003
-------------------------------------
Alexander Zakupowsky, Jr.

                                INDEX TO EXHIBITS

       Item No.   Description of Exhibits

          5.1     Opinion of Heller Ehrman White & McAuliffe LLP

         23.1     Consent of Ernst & Young LLP, Independent Auditors

         23.2 Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)

         24.1     Power of Attorney (page II-6)

         99.1 Secure Computing Corporation Amended and Restated 1995 Omnibus Stock Plan*

         99.2     Secure Computing Corporation Employee Stock Purchase Plan**

         99.3     Secure Computing Corporation 2002 Stock Option Plan

         * Incorporated by reference to the registration statement on Form S-8 filed by Secure Computing Corporation on February 5, 1999.

         ** Incorporated by reference to the registration statement on Form S-8 filed by Secure Computing Corporation on June 17, 1999.